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                            ARTHUR ANDERSEN LLP



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement File No. 333-07465 on Form S-6 for Hartford Life Insurance Company Separate Account VL I.

                                        /s/ Arthur Andersen LLP
Hartford, Connecticut
November 4, 1996